Provident Financial Services, Inc. Announces Second Quarter Earnings and Declares Quarterly Cash Dividend

ISELIN, NJ, July 29, 2016 - Provident Financial Services, Inc. (NYSE:PFS) (the “Company”) reported net income of $21.4 million, or $0.34 per basic and diluted share for the three months ended June 30, 2016, compared to net income of $21.8 million, or $0.35 per basic and diluted share for the three months ended June 30, 2015. For the six months ended June 30, 2016, the Company reported net income of $42.3 million, or $0.67 per basic and diluted share, compared to net income of $41.6 million, or $0.66 per basic and diluted share for the same period last year.
Earnings for the three and six months ended June 30, 2016 were favorably impacted by growth in average loans outstanding, along with growth in both average non-interest bearing deposits and average interest bearing core deposits. These factors helped mitigate the impact of compression in the net interest margin.
Earnings for the three and six months ended June 30, 2015, were impacted by $413,000 of non-recurring transaction costs associated with the April 1, 2015 acquisition of The MDE Group and the equity interests of Acertus Capital Management, LLC (collectively “MDE”).
Christopher Martin, Chairman, President and Chief Executive Officer commented: “Commercial loan growth exceeded our expectations, which contributed nicely to record quarterly net interest income for the Company. We continue to grow the loan portfolio while preserving our conservative credit standards. Core deposit growth was strong during the quarter, improving our liquidity measures and serving as a better funding source for loan growth. Asset quality metrics continued to improve and now stand at levels existing prior to the Great Recession. All in, this was a solid quarter marked by consistent performance.” Martin continued: “In pursuing further expansion of our eastern Pennsylvania franchise, we recently opened a loan production office in Montgomery County and the early reports are encouraging.”
Declaration of Quarterly Dividend
The Company’s Board of Directors declared a quarterly cash dividend of $0.18 per common share payable on August 31, 2016, to stockholders of record as of the close of business on August 15, 2016.
Balance Sheet Summary
Total assets increased $315.1 million to $9.23 billion at June 30, 2016, from $8.91 billion at December 31, 2015, primarily due to a $243.3 million increase in total loans and a $52.3 million increase in total investments.
The Company’s loan portfolio increased $243.3 million, or 3.7%, to $6.78 billion at June 30, 2016, from $6.54 billion at December 31, 2015. Loan originations totaled $1.5 billion and loan purchases totaled $28.6 million for the six months ended June 30, 2016. The loan portfolio had net increases of $147.9 million in multi-family mortgage loans, $81.2 million in commercial mortgage loans and $75.2 million in commercial loans, partially offset by net decreases of $32.7 million in construction loans, $16.0 million in consumer loans and $11.1 million in residential mortgage loans. Commercial real estate, commercial and construction loans represented 73.5% of the loan portfolio at June 30, 2016, compared to 72.1% at December 31, 2015.
At June 30, 2016, the Company’s unfunded loan commitments totaled $1.23 billion, including commitments of $536.1 million in commercial loans, $291.0 million in construction loans and $114.5 million in commercial mortgage loans. Unfunded loan commitments at December 31, 2015 and June 30, 2015 were $1.15 billion and $1.22 billion, respectively.
Total investments increased $52.3 million, or 3.4%, to $1.57 billion at June 30, 2016, from $1.52 billion at December 31, 2015, largely due to purchases of mortgage-backed and municipal securities and an increase in unrealized gains on securities available for sale, partially offset by principal repayments on mortgage-backed securities, maturities of municipal and agency bonds and sales of certain mortgage-backed securities.
Total deposits increased $305.9 million, or 5.2%, during the six months ended June 30, 2016, to $6.23 billion, from $5.92 billion at December 31, 2015. Total core deposits, which consist of savings and demand deposit accounts, increased $311.2 million to $5.50 billion at June 30, 2016, from $5.18 billion at December 31, 2015, while time deposits decreased $5.3 million to $734.4 million at June 30, 2016, from $739.7 million at December 31, 2015. The increase in core deposits was largely attributable to a $111.1 million increase in interest bearing demand deposits, a $79.5 million increase in money market deposits, a $70.0 million increase in savings deposits and a $50.6 million increase in non-interest bearing demand deposits. Core deposits represented 88.2% of total deposits at June 30, 2016, compared to 87.5% at December 31, 2015.
Borrowed funds decreased $42.4 million, or 2.5% during the six months ended June 30, 2016, to $1.67 billion, as shorter-term wholesale funding was replaced by net inflows of deposits for the period. Borrowed funds represented 18.0% of total assets at June 30, 2016, a decrease from 19.2% at December 31, 2015.
Stockholders’ equity increased $33.5 million, or 2.8% for the six months ended June 30, 2016, to $1.23 billion, due to net income earned for the period and an increase in unrealized gains on securities available for sale, partially offset by dividends paid to stockholders. Common stock repurchases made in connection with withholding to cover income taxes on the vesting of stock-based compensation for the six months ended June 30, 2016 totaled 146,469 shares at an average cost of $18.45. At June 30, 2016, 3.2 million shares remained eligible for repurchase under the current authorization. Book value per share and tangible book value per share(1) at June 30, 2016 were $18.68 and $12.23, respectively, compared with $18.26 and $11.75, respectively, at December 31, 2015.
Results of Operations
Net Interest Income and Net Interest Margin
For the three months ended June 30, 2016, net interest income increased $2.2 million to $63.9 million, from $61.7 million for the same period in 2015. Net interest income for the six months ended June 30, 2016 increased $3.4 million, to $127.0 million, from $123.6 million for the same period in 2015. The improvement in net interest income for the comparative periods was due to growth in average loans outstanding resulting from organic originations and increases in both average non-interest bearing demand deposits and average interest bearing core deposits, partially offset by period-over-period compression in the net interest margin. The growth in average core deposits mitigated the Company's need to utilize higher-cost sources to fund loan growth.
The Company’s net interest margin remained unchanged at 3.11% for the quarter ended June 30, 2016, compared to the trailing quarter. The weighted average yield on interest-earning assets decreased 2 basis points to 3.64% for the quarter ended June 30, 2016, compared with 3.66% for the quarter ended March 31, 2016. The weighted average cost of interest-bearing liabilities for the quarter ended June 30, 2016 decreased 2 basis points to 0.66%, compared with 0.68% for the trailing quarter. The average cost of interest bearing deposits for the quarter ended June 30, 2016 increased 1 basis point to 0.33%, from 0.32% at the quarter ended March 31, 2016. Average non-interest bearing demand deposits totaled $1.21 billion for the quarter ended June 30, 2016, compared with $1.19 billion for the quarter ended March 31, 2016. The average cost of borrowed funds for the quarter ended June 30, 2016 was 1.72%, compared with 1.71% for the trailing quarter.
The net interest margin decreased 6 basis points to 3.11% for the quarter ended June 30, 2016, compared with 3.17% for the quarter ended June 30, 2015. The weighted average yield on interest-earning assets decreased 7 basis points to 3.64% for the quarter ended June 30, 2016, compared with 3.71% for the quarter ended June 30, 2015, while the weighted average cost of interest bearing liabilities decreased 1 basis point to 0.66% for the quarter ended June 30, 2016, compared with 0.67% for the second quarter of 2015. The average cost of interest bearing deposits for the quarter ended June 30, 2016 was 0.33%, compared with 0.31% for the same period last year. Average non-interest bearing demand deposits totaled $1.21 billion for the quarter ended June 30, 2016, compared with $1.10 billion for the quarter ended June 30, 2015. The average cost of borrowed funds for the quarter ended June 30, 2016 was 1.72%, compared with 1.77% for the same period last year.
For the six months ended June 30, 2016, the net interest margin decreased 9 basis points to 3.11%, compared with 3.20% for the six months ended June 30, 2015. The weighted average yield on interest earning assets declined 9 basis points to 3.65% for the six months ended June 30, 2016, compared with 3.74% for the six months ended June 30, 2015, while the weighted average cost of interest bearing liabilities remained unchanged at 0.67% for the six months ended June 30, 2016, compared to the six months ended June 30, 2015. The average cost of interest bearing deposits for the six months ended June 30, 2016 was 0.33%, compared with 0.31% for the same period last year.

Average non-interest bearing demand deposits totaled $1.20 billion for the six months ended June 30, 2016, compared with $1.08 billion for the six months ended June 30, 2015. The average cost of borrowings for the six months ended June 30, 2016 was 1.71%, compared with 1.80% for the same period last year.
Non-Interest Income
Non-interest income totaled $13.8 million for the quarter ended June 30, 2016, a decrease of $3.1 million, or 18.4%, compared to the same period in 2015. Other income decreased $1.5 million for the three months ended June 30, 2016, compared to the same period in 2015, largely due to a $1.9 million decrease in net fees on loan-level interest rate swap transactions, partially offset by an additional $131,000 gain recognized on the sale of deposits resulting from a strategic branch divestiture in the first quarter of 2016. Wealth management income decreased $586,000 to $4.5 million for the three months ended June 30, 2016, compared to $5.1 million for the same period in 2015. The decrease in wealth management income was primarily attributable to weakened market conditions which negatively impacted fees earned from assets under management, along with a reduction in income associated with the licensing of indices to ETF providers. Also contributing to the decrease in non-interest income, fee income decreased $470,000 to $6.7 million for the three months ended June 30, 2016, compared to $7.2 million for the same period in 2015. This decrease was largely due to a $325,000 decrease in commercial loan prepayment fee income and a $227,000 decrease in debit card revenue, partially offset by a $140,000 increase in loan related fee income. Net gains on securities transactions decreased $642,000 for the three months ended June 30, 2016, compared to the same period in 2015.
For the six months ended June 30, 2016, non-interest income totaled $26.8 million, a decrease of $403,000, or 1.5%, compared to the same period in 2015. Other income decreased $1.0 million to $2.1 million for the six months ended June 30, 2016, compared with the same period in 2015, largely due to a $2.3 million decrease in net fees on loan-level interest rate swap transactions, partially offset by a $335,000 gain recognized on the sale of deposits resulting from a strategic branch divestiture and a $206,000 increase in net gains recognized on loan sales. Also contributing to the decrease in non-interest income, net gains on securities transactions for the six months ended June 30, 2016 decreased $548,000 compared to the same period in 2015. Partially offsetting these decreases, wealth management income increased $1.2 million to $8.8 million for the six months ended June 30, 2016, largely due to fees from assets under management acquired in the MDE acquisition, which closed April 1, 2015, partially offset by the negative impact of a reduction in income associated with the licensing of indices to ETF providers.
Non-Interest Expense
For the three months ended June 30, 2016, non-interest expense decreased $222,000 to $45.9 million, compared to the three months ended June 30, 2015. Net occupancy expense decreased $509,000 to $6.1 million for the three months ended June 30, 2016, compared to $6.6 million for the same period in 2015. This decrease was primarily due to decreases in facilities and equipment maintenance expenses, as well as a decrease in net rent expense. Advertising and promotion expenses decreased $480,000 to $901,000 for the three months ended June 30, 2016, compared to the same period in 2015, largely due to the timing of the Company's advertising campaigns. Other operating expenses decreased $426,000 to $7.8 million for the three months ended June 30, 2016, compared to the same period in 2015, largely due to $413,000 of non-recurring professional services costs related to the MDE transaction in the quarter ended June 30, 2015, partially offset by an increase in non-performing asset related expenses. Additionally, the amortization of intangibles decreased $268,000 for the the three months ended June 30, 2016, compared with the same period in 2015, as a result of scheduled reductions in amortization. Partially offsetting these decreases in non-interest expense, compensation and benefits expense increased $1.3 million to $25.7 million for the three months ended June 30, 2016, compared to $24.4 million for the same period in 2015. This increase was principally due to additional salary expense related to annual merit increases, an increase in the accrual for incentive compensation and an increase in employee medical and retirement benefit costs. Also, data processing expense increased $113,000 to $3.3 million for the three months ended June 30, 2016, compared to $3.2 million for the same period in 2015, primarily due to an increase in software maintenance costs.
The Company’s annualized non-interest expense as a percentage of average assets was 2.03% for the quarter ended June 30, 2016, compared with 2.14%, or 2.12% annualized core non-interest expense as a percentage of average assets(1), for the same period in 2015. The efficiency ratio (non-interest expense divided by the sum of net interest income and non-interest income) was 59.04% for the quarter ended June 30, 2016, compared with 58.66%, or a 58.14% core efficiency ratio(1), for the same period in 2015.
Non-interest expense for the six months ended June 30, 2016 was $90.8 million, an increase of $1.2 million from $89.6 million for the six months ended June 30, 2015. Compensation and benefits expense increased $3.2 million to $51.8 million for the six months ended June 30, 2016, compared to $48.6 million for the six months ended June 30, 2015, due to increased salary expense associated with new employees from MDE, additional salary expense associated with annual merit increases and an increase in employee medical and retirement benefit costs. In addition, data processing expense increased $331,000 to $6.5 million for the six months ended June 30, 2016, compared to $6.2 million for the same period in 2015, principally due to an increase in software maintenance costs. Net occupancy costs decreased $1.2 million, to $12.5 million for the six months ended June 30, 2016, compared to same period in 2015, principally due to a decrease in seasonal expenses resulting from a milder winter, combined with decreases in facilities and equipment maintenance expenses. Other operating expenses decreased $594,000 to $13.7 million for the six months ended June 30, 2016, compared to the same period in 2015, largely due to $413,000 of non-recurring professional services costs associated with the MDE transaction for the six months ended June 30, 2015, partially offset by an increase in non-performing asset related expenses. In addition, advertising and promotion expenses decreased $362,000 to $1.8 million for the six months ended June 30, 2016, compared to the same period in 2015, largely due to the timing of the Company's advertising campaigns, while the amortization of intangibles decreased $190,000 for the six months ended June 30, 2016, compared with the same period in 2015, as a result of scheduled reductions in amortization.
Asset Quality
The Company’s total non-performing loans at June 30, 2016 were $43.0 million, or 0.63% of total loans, compared with $50.6 million, or 0.76% of total loans at March 31, 2016 and $46.1 million, or 0.73% of total loans at June 30, 2015. The $7.6 million decrease in non-performing loans at June 30, 2016, compared with the trailing quarter, was due to a $10.5 million decrease in non-performing commercial loans and a $917,000 decrease in non-performing residential mortgage loans, partially offset by a $3.0 million increase in non-performing commercial mortgage loans, a $649,000 increase in non-performing multi-family loans and a $206,000 increase in non-performing consumer loans. At June 30, 2016, impaired loans totaled $45.3 million with related specific reserves of $2.3 million, compared with impaired loans totaling $54.2 million with related specific reserves of $5.1 million at March 31, 2016. At June 30, 2015, impaired loans totaled $83.0 million with related specific reserves of $2.7 million.
At June 30, 2016, the Company’s allowance for loan losses was 0.90% of total loans, a decrease from 0.94% at March 31, 2016, and a decrease from 0.95% of total loans at June 30, 2015. The decline in this loan coverage ratio from the quarter ended June 30, 2015, was largely the result of an overall improvement in asset quality, including continued declines in non-performing and delinquent loans. The Company recorded provisions for loan losses of $1.7 million and $3.2 million for the three and six months ended June 30, 2016, respectively, compared with provisions of $1.1 million and $1.7 million for the three and six months ended June 30, 2015, respectively. For the three and six months ended June 30, 2016, the Company had net charge-offs of $3.0 million and $3.7 million, respectively, compared with net charge-offs of $2.6 million and $3.8 million, respectively, for the same periods in 2015. The allowance for loan losses decreased $491,000 to $60.9 million at June 30, 2016, from $61.4 million at December 31, 2015.
At June 30, 2016 and December 31, 2015, the Company held $10.5 million of foreclosed assets. During the six months ended June 30, 2016, there were 14 additions to foreclosed assets with a carrying value of $2.5 million and 15 properties sold with a carrying value of $2.1 million. Foreclosed assets at June 30, 2016 consisted of $5.5 million of residential real estate, $4.8 million of commercial real estate and $135,000 of marine vessels. Total non-performing assets at June 30, 2016 decreased $1.6 million, or 2.8%, to $53.5 million, or 0.58% of total assets, from $55.1 million, or 0.62% of total assets at December 31, 2015.
Income Tax Expense
For the three and six months ended June 30, 2016, the Company’s income tax expense was $8.8 million and $17.5 million, respectively, compared with $9.6 million and $18.0 million, for the three and six months ended June 30,

2015, respectively. The Company’s effective tax rates were 29.1% and 29.3% for the three and six months ended June 30, 2016, respectively, compared with 30.6% and 30.2% for the three and six months ended June 30, 2015, respectively, as a greater proportion of income was derived from non-taxable sources in the current year periods.
About the Company
Provident Financial Services, Inc. is the holding company for The Provident Bank, a community-oriented bank offering "commitment you can count on" since 1839. The Provident Bank provides a comprehensive array of financial products and services through its network of branches throughout northern and central New Jersey, as well as Bucks, Lehigh and Northampton counties in Pennsylvania. The Bank also provides fiduciary and wealth management services through its wholly owned subsidiary, Beacon Trust Company.
Post Earnings Conference Call
Representatives of the Company will hold a conference call for investors on Friday, July 29, 2016 at 10:00 a.m. Eastern Time to discuss highlights of the Company’s financial results for the quarter ended June 30, 2016. The call may be accessed by dialing 1-888-336-7149 (Domestic), 1-412-902-4175 (International) or 1-855-669-9657 (Canada). Internet access to the call is also available (listen only) at provident.bank by going to Investor Relations and clicking on Webcast.
Forward Looking Statements
Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those set forth in Item 1A of the Company's Annual Report on Form 10-K, as supplemented by its quarterly reports on Form 10-Q, and those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.
The Company cautions readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not have any obligation to update any forward-looking statements to reflect events or circumstances after the date of this statement.
Footnotes
(1) Tangible book value per share, return on average tangible equity, annualized core non-interest expense as a percentage of average assets and the core efficiency ratio are non-GAAP financial measures. Please refer to the Notes on page 9 which contain the reconciliation of GAAP to non-GAAP financial measures and the associated calculations.

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Financial Condition
June 30, 2016 (Unaudited) and December 31, 2015
(Dollars in Thousands)

Assets	June 30, 2016	December 31, 2015

Cash and due from banks	$116,319	$100,899
Short-term investments	1,208	1,327
Total cash and cash equivalents	117,527	102,226

Securities available for sale, at fair value	1,013,539	964,534
Investment securities held to maturity (fair value of $501,435 at June 30, 2016 (unaudited) and $488,331 at December 31, 2015)	478,846	473,684
Federal Home Loan Bank Stock	76,310	78,181
Loans	6,780,966	6,537,674
Less allowance for loan losses	60,933	61,424
Net loans	6,720,033	6,476,250
Foreclosed assets, net	10,508	10,546
Banking premises and equipment, net	86,574	88,987
Accrued interest receivable	26,055	25,766
Intangible assets	424,413	426,277
Bank-owned life insurance	185,758	183,057
Other assets	87,191	82,149
Total assets	$9,226,754	$8,911,657

Liabilities and Stockholders' Equity

Deposits:
Demand deposits	$4,439,943	$4,198,788
Savings deposits	1,055,503	985,478
Certificates of deposit of $100,000 or more	344,291	324,215
Other time deposits	390,149	415,506
Total deposits	6,229,886	5,923,987
Mortgage escrow deposits	28,238	23,345
Borrowed funds	1,665,277	1,707,632
Other liabilities	73,790	60,628
Total liabilities	7,997,191	7,715,592

Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 83,209,293 shares issued and 65,813,618 outstanding at June 30, 2016 and 65,489,354 outstanding at December 31, 2015	832	832
Additional paid-in capital	1,003,646	1,000,810
Retained earnings	526,820	507,713
Accumulated other comprehensive income (loss)	7,118	(2,546)
Treasury stock	(268,467)	(269,014)
Unallocated common stock held by the Employee Stock Ownership Plan	(40,386)	(41,730)
Common Stock acquired by the Directors' Deferred Fee Plan	(6,182)	(6,517)
Deferred Compensation - Directors' Deferred Fee Plan	6,182	6,517
Total stockholders' equity	1,229,563	1,196,065
Total liabilities and stockholders' equity	$9,226,754	$8,911,657

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Income
Three and Six Months Ended June 30, 2016 and 2015 (Unaudited)
(Dollars in Thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Interest income:
Real estate secured loans	$44,916	$43,594	$89,149	$86,883
Commercial loans	15,374	13,669	30,326	27,108
Consumer loans	5,394	5,794	11,030	11,588
Securities available for sale and Federal Home Loan Bank stock	5,718	5,735	11,498	12,036
Investment securities held to maturity	3,331	3,386	6,662	6,782
Deposits, federal funds sold and other short-term investments	72	10	114	22
Total interest income	74,805	72,188	148,779	144,419

Interest expense:
Deposits	4,135	3,624	7,956	7,212
Borrowed funds	6,760	6,890	13,844	13,605
Total interest expense	10,895	10,514	21,800	20,817
Net interest income	63,910	61,674	126,979	123,602
Provision for loan losses	1,700	1,100	3,200	1,700
Net interest income after provision for loan losses	62,210	60,574	123,779	121,902

Non-interest income:
Fees	6,711	7,181	13,172	13,235
Wealth management income	4,511	5,097	8,822	7,655
Bank-owned life insurance	1,369	1,317	2,701	2,665
Net gain on securities transactions	1	643	97	645
Other income	1,232	2,704	2,050	3,045
Total non-interest income	13,824	16,942	26,842	27,245

Non-interest expense:
Compensation and employee benefits	25,741	24,414	51,771	48,615
Net occupancy expense	6,068	6,577	12,502	13,749
Data processing expense	3,272	3,159	6,517	6,186
FDIC Insurance	1,293	1,272	2,615	2,490
Amortization of intangibles	856	1,124	1,861	2,051
Advertising and promotion expense	901	1,381	1,780	2,142
Other operating expenses	7,766	8,192	13,729	14,323
Total non-interest expense	45,897	46,119	90,775	89,556
Income before income tax expense	30,137	31,397	59,846	59,591
Income tax expense	8,781	9,601	17,517	17,993
Net income	$21,356	$21,796	$42,329	$41,598

Basic earnings per share	$0.34	$0.35	$0.67	$0.66
Average basic shares outstanding	63,553,694	62,894,213	63,452,393	62,784,655

Diluted earnings per share	$0.34	$0.35	$0.67	$0.66
Average diluted shares outstanding	63,726,513	63,044,965	63,623,134	62,943,563

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Financial Highlights
(Dollars in Thousands, except share data) (Unaudited)

	At or for the			At or for the
	Three Months Ended June 30,		—	Six Months Ended June 30,
	2016	2015		2016	2015
STATEMENTS OF INCOME:
Net interest income	$63,910	$61,674		$126,979	$123,602
Provision for loan losses	1,700	1,100		3,200	1,700
Non-interest income	13,824	16,942		26,842	27,245
Non-interest expense	45,897	46,119		90,775	89,556
Income before income tax expense	30,137	31,397		59,846	59,591
Net income	21,356	21,796		42,329	41,598
Diluted earnings per share	$0.34	$0.35		$0.67	$0.66
Interest rate spread	2.98%	3.04%		2.98%	3.07%
Net interest margin	3.11%	3.17%		3.11%	3.20%

PROFITABILITY:
Annualized return on average assets	0.94%	1.01%		0.94%	0.98%
Annualized return on average equity	7.01%	7.47%		6.99%	7.21%
Annualized return on average tangible equity (2)	10.74%	11.78%		10.75%	11.22%
Annualized non-interest expense to average assets (3)	2.03%	2.14%		2.02%	2.11%
Annualized core non-interest expense to average assets (3)	2.03%	2.12%		2.02%	2.10%
Efficiency ratio (4)	59.04%	58.66%		59.01%	59.37%
Core efficiency ratio (4)	59.04%	58.14%		59.01%	59.09%

ASSET QUALITY:
Non-accrual loans				$43,008	$43,008
90+ and still accruing				—	—
Non-performing loans				43,008	46,075
Foreclosed assets				10,508	10,508
Non-performing assets				53,516	54,163
Non-performing loans to total loans				0.63%	0.73%
Non-performing assets to total assets				0.58%	0.62%
Allowance for loan losses				$60,933	$59,624
Allowance for loan losses to total non-performing loans				141.68%	129.41%
Allowance for loan losses to total loans				0.90%	0.95%

AVERAGE BALANCE SHEET DATA:
Assets	$9,107,296	$8,630,079		$9,033,951	$8,570,533
Loans, net	6,588,407	6,149,613		6,545,841	6,089,275
Earning assets	8,195,959	7,752,727		8,125,033	7,707,908
Core deposits	5,461,044	5,038,088		5,345,694	5,010,010
Borrowings	1,581,576	1,560,757		1,625,234	1,526,923
Interest-bearing liabilities	6,595,890	6,297,067		6,540,833	6,263,485
Stockholders' equity	1,224,928	1,169,641		1,217,569	1,163,394
Average yield on interest-earning assets	3.64%	3.71%		3.65%	3.74%
Average cost of interest-bearing liabilities	0.66%	0.67%		0.67%	0.67%

LOAN DATA:
Mortgage loans:
Residential				$1,244,083	$1,255,159
Commercial				1,797,325	1,716,117
Multi-family				1,381,925	1,234,066
Construction				298,974	331,649
Total mortgage loans				4,722,307	4,536,991
Commercial loans				1,509,498	1,434,291
Consumer loans				550,171	566,175
Total gross loans				6,781,976	6,537,457
Premium on purchased loans				5,729	5,740
Unearned discounts				(39)	(41)
Net deferred				(6,700)	(5,482)
Total loans				$6,780,966	$6,537,674

Notes and Reconciliation of GAAP to Non-GAAP Financial Measures - (Dollars in Thousands, except share data)

(1) Book and Tangible Book Value per Share
				At June 30,
				2016	2015
Total stockholders' equity				$1,229,563	$1,167,124
Less: total intangible assets				424,413	432,879
Total tangible stockholders' equity				$805,150	$734,245

Shares outstanding				65,813,618	65,287,831

Book value per share (total stockholders' equity/shares outstanding)				$18.68	$17.88
Tangible book value per share (total tangible stockholders' equity/shares outstanding)				$12.23	$11.25

(2) Annualized Return on Average Tangible Equity
	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2016	2015		2016	2015
Total average stockholders' equity	$1,224,928	$1,169,641		$1,217,569	$1,163,394
Less: total average intangible assets	424,938	427,378		425,418	415,799
Total average tangible stockholders' equity	$799,990	$742,263		$792,151	$747,595

Net income	$21,356	$21,796		$42,329	$41,598

Annualized return on average tangible equity (net income/total average stockholders' equity)	10.74%	11.78%		10.75%	11.22%

(3) Annualized Non-Interest Expense/Average Assets Calculation
	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2016	2015		2016	2015
Annualized non-interest expense	184,597	184,983		182,548	180,596
Less: annualized non-recurring MDE acquisition expense	—	1,657		—	833
Annualized core non-interest expense	$184,597	$183,326	150,757	$182,548	$179,763

Average assets	$9,107,296	$8,630,079		$9,033,951	$8,570,533

Annualized non-interest expense/average assets	2.03%	2.14%		2.02%	2.11%
Annualized core non-interest expense/average assets	2.03%	2.12%		2.02%	2.10%

(4) Efficiency Ratio Calculation
	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2016	2015		2016	2015
Net interest income	$63,910	$61,674		$126,979	$123,602
Non-interest income	13,824	16,942		26,842	27,245
Total income	$77,734	$78,616		$153,821	$150,847

Non-interest expense	45,897	46,119		90,775	89,556
Less: non-recurring MDE acquisition expense	—	413		—	413
Core non-interest expense	$45,897	$45,706		$90,775	$89,143

Efficiency ratio (non-interest expense/income)	59.04%	58.66%		59.01%	59.37%
Core efficiency ratio (core non-interest expense/income)	59.04%	58.14%		59.01%	59.09%

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Quarterly Average Balances
(Unaudited) (Dollars in Thousands)

	June 30, 2016			March 31, 2016
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-Earning Assets:
Deposits	$57,045	$72	0.51%	$33,239	$42	0.50%
Federal funds sold and other short-term investments	1,582	—	0.06%	1,437	—	0.06%
Investment securities (1)	476,492	3,331	2.80%	474,130	3,331	2.81%
Securities available for sale	999,750	4,861	1.95%	965,490	4,886	2.02%
Federal Home Loan Bank stock	72,683	857	4.73%	76,536	894	4.70%
Net loans: (2)
Total mortgage loans	4,596,722	44,916	3.89%	4,543,468	44,233	3.87%
Total commercial loans	1,437,994	15,374	4.25%	1,399,478	14,952	4.25%
Total consumer loans	553,691	5,394	3.92%	560,329	5,636	4.04%
Total net loans	6,588,407	65,684	3.97%	6,503,275	64,821	3.97%
Total Interest-Earning Assets	$8,195,959	$74,805	3.64%	$8,054,107	$73,974	3.66%

Non-Interest Earning Assets:
Cash and due from banks	104,823			98,510
Other assets	806,514			807,988
Total Assets	$9,107,296			$8,960,605

Interest-Bearing Liabilities:
Demand deposits	$3,219,568	$2,404	0.30%	$3,051,598	$2,191	0.29%
Savings deposits	1,033,385	390	0.15%	991,038	285	0.12%
Time deposits	761,361	1,341	0.71%	774,249	1,345	0.70%
Total Deposits	5,014,314	4,135	0.33%	4,816,885	3,821	0.32%

Borrowed funds	1,581,576	6,760	1.72%	1,668,892	7,084	1.71%
Total Interest-Bearing Liabilities	6,595,890	10,895	0.66%	6,485,777	10,905	0.68%

Non-Interest Bearing Liabilities:
Non-interest bearing deposits	1,208,091			1,187.709
Other non-interest bearing liabilities	78,387			76,909
Total non-interest bearing liabilities	1,286,478			1,264,618
Total Liabilities	7,882,368			7,750,395
Stockholders' equity	1,224,928			1,210,210
Total Liabilities and Stockholders' Equity	$9,107,296			$8,960,605

Net interest income		$63,910			$63,069

Net interest rate spread			2.98%			2.98%
Net interest-earning assets	$1,600,069			$1,568,330

Net interest margin (3)			3.11%			3.11%
Ratio of interest-earning assets to
total interest-bearing liabilities	1.24x			1.24x

(1)	Average outstanding balance amounts shown are amortized cost.
(2)	Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
(3)	Annualized net interest income divided by average interest-earning assets.

The following table summarizes the quarterly net interest margin for the previous five quarters.

	6/30/16	3/31/16	12/31/15	09/30/15	6/30/15
	2nd Qtr.	1st Qtr.	4th Qtr.	3rd Qtr.	2nd Qtr.
Interest-Earning Assets:
Securities	2.27%	2.36%	2.33%	2.26%	2.28%
Net loans	3.97%	3.97%	4.03%	4.02%	4.08%
Total interest-earning assets	3.64%	3.66%	3.70%	3.66%	3.71%

Interest-Bearing Liabilities:
Total deposits	0.33%	0.32%	0.31%	0.31%	0.31%
Total borrowings	1.72%	1.71%	1.65%	1.61%	1.77%
Total interest-bearing liabilities	0.66%	0.68%	0.66%	0.65%	0.67%

Interest rate spread	2.98%	2.98%	3.04%	3.01%	3.04%
Net interest margin	3.11%	3.11%	3.17%	3.13%	3.17%

Ratio of interest-earning assets to interest-bearing liabilities	1.24x	1.24x	1.24x	1.24x	1.23x

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Average Year to Date Balances
(Unaudited) (Dollars in Thousands)

	June 30, 2016			June 30, 2015
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-Earning Assets:
Deposits	$45,142	$114	0.50%	$18,103	$22	0.25%
Federal funds sold and other short term investments	1,509	—	0.06%	1,331	—	0.03%
Investment securities (1)	475,311	6,662	2.80%	473,665	6,782	2.86%
Securities available for sale	982,620	9,747	1.99%	1,054,590	10,474	1.99%
Federal Home Loan Bank stock	74,610	1,751	4.72%	70,944	1,562	4.44%
Net loans: (2)
Total mortgage loans	4,570,095	89,149	3.88%	4,268,820	86,883	4.06%
Total commercial loans	1,418,736	30,326	4.25%	1,220,353	27,108	4.45%
Total consumer loans	557,010	11,030	3.98%	600,102	11,588	3.89%
Total net loans	6,545,841	130,505	3.97%	6,089,275	125,579	4.12%
Total Interest-Earning Assets	$8,125,033	$148,779	3.65%	$7,707,908	$144,419	3.74%

Non-Interest Earning Assets:
Cash and due from banks	101,666			77,454
Other assets	807,252			785,171
Total Assets	$9,033,951			$8,570,533

Interest-Bearing Liabilities:
Demand deposits	$3,135,583	$4,593	0.29%	$2,949,258	$3,904	0.27%
Savings deposits	1,012,211	676	0.13%	985,520	504	0.10%
Time deposits	767,805	2,687	0.70%	801,784	2,804	0.70%
Total Deposits	4,915,599	7,956	0.33%	4,736,562	7,212	0.31%
Borrowed funds	1,625,234	13,844	1.71%	1,526,923	13,605	1.80%
Total Interest-Bearing Liabilities	$6,540,833	$21,800	0.67%	$6,263,485	$20,817	0.67%

Non-Interest Bearing Liabilities:
Non-interest bearing deposits	1,197,900			1,075.232
Other non-interest bearing liabilities	77,649			68,422
Total non-interest bearing liabilities	1,275,549			1,143,654
Total Liabilities	7,816,382			7,407,139
Stockholders' equity	1,217,569			1,163,394
Total Liabilities and Stockholders' Equity	$9,033,951			$8,570,533

Net interest income		$126,979			$123,602

Net interest rate spread			2.98%			3.07%
Net interest-earning assets	$1,584,200			$1,444,423

Net interest margin (3)			3.11%			3.20%
Ratio of interest-earning assets to
total interest-bearing liabilities	1.24x			1.23x

(1) Average outstanding balance amounts shown are amortized cost.

(2) Average outstanding balance are net of the allowance for loan losses, deferred loan fees and expenses, loan premium and discounts and include non-accrual loans.

(3) Annualized net interest income divided by average interest-earning assets.

The following table summarizes the year-to-date net interest margin for the previous three years.

	Six Months Ended
	6/30/2016	6/30/2015	6/30/2014
Interest-Earning Assets:
Securities	2.32%	2.33%	2.41%
Net loans	3.97%	4.12%	4.25%
Total interest-earning assets	3.65%	3.74%	3.82%

Interest-Bearing Liabilities:
Total deposits	0.33%	0.31%	0.34%
Total borrowings	1.71%	1.80%	1.92%
Total interest-bearing liabilities	0.67%	0.67%	0.69%

Interest rate spread	2.98%	3.07%	3.13%
Net interest margin	3.11%	3.20%	3.25%

Ratio of interest-earning assets to interest-bearing liabilities	1.24x	1.23x	1.22x